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Exhibit 99.1 Press Release

Monday, November 17, 2003

SOURCE:  FARMERS NATIONAL BANC CORP.
         FRANK L. PADEN, PRESIDENT
         CANFIELD, OH 44406
         330-533-3341

FARMERS NATIONAL BANC CORP. DECLARES FOURTH QUARTER CASH DIVIDEND

CANFIELD, Ohio - Farmers National Banc Corp, (OTC BB: FMNB), the parent of Farmers National Bank, announced today that the Corporation's Board of Directors has declared a fourth quarter cash dividend of $.16 per share on its common stock, payable on December 31, 2003, to shareholders of record on December 12, 2003.

This cash dividend represents a 7% increase to $.16 per share from $.15 per share paid in December 2002. Total cash dividends paid during 2003 total $.61 per share, a 7% increase over the $.57 per share paid during 2002.

Farmers National Banc Corp is an $806 million financial services company. Its banking affiliate, The Farmers National Bank of Canfield operates sixteen banking offices throughout Mahoning, Trumbull, and Columbiana counties. The bank offers a wide range of banking and investment services to companies and individuals, and maintains a website at www.fnbcanfield.com.